EXHIBIT 1

STATEMENT FILED PURSUANT TO RULE 13D-1(K)(1)(III) OF

REGULATION 13D-G OF THE GENERAL RULES AND REGULATIONS

UNDER THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: June 25, 2003

CAPITAL INTERNATIONAL ASIA CDPQ INC.

By:    \s\ Ginette Depelteau

      Name: Ginette Depelteau

      Title: Secretary

CAPITAL INTERNATIONAL CDPQ INC., as sole shareholder of Capital International Asia CDPQ Inc.

By:  \s\ Ginette Depelteau

      Name: Ginette Depelteau

      Title: Secretary

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC, as sole shareholder of Capital International CDPQ Inc.

By:  \s\ Ginette Depelteau

      Name: Ginette Depelteau

      Title: Vice-President and Corporate Secretary

QUILVEST ASIAN EQUITY LTD.

By:  \s\ Bruno Paul Yves Ghislain Seghin

      Name: Bruno Paul Yves Ghislain Seghin

      Title: Director

QUILVEST OVERSEAS LTD., as sole shareholder of Quilvest Asian Equity Ltd.

By:  \s\ Christian Baillet

      Name: Christian Baillet

      Title: Director, President

QUILVEST S.A., as sole shareholder of Quilvest Overseas Ltd.

By:  \s\ Christian Baillet

      Name: Christian Baillet

      Title: Chief Executive Officer

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